Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES FIRST QUARTER FISCAL 2011 RESULTS

SAN JOSE, CA (January 24, 2011) - Sanmina-SCI Corporation (“Sanmina-SCI” or the “Company”/ Nasdaq GS: SANM), a leading global Electronics Manufacturing Services (EMS) company, today reported financial results for the first fiscal quarter ended January 1, 2011.

First Quarter Fiscal 2011 Highlights

•                  Revenue of $1.66 billion

•                  Non-GAAP operating margin of 4.2 percent

•                  Non-GAAP diluted earnings per share of $0.45

•                  GAAP operating margin of 3.7 percent

•                  GAAP diluted earnings per share of $0.34

Revenue for the first quarter increased 12.5 percent to $1.66 billion, compared to $1.48 billion for the same period of fiscal 2010.

GAAP Financial Results

GAAP net income in the first quarter was $28 million, a diluted earnings per share of $0.34, compared to $59 million, a diluted earnings per share of $0.74 for the same period of fiscal 2010. GAAP net income in the first quarter of fiscal 2010 included a one-time benefit of $36 million, or $0.44 diluted earnings per share related to a litigation settlement.

Non-GAAP Financial Results(1)

Non-GAAP gross profit in the first quarter was $129 million, or 7.8 percent of revenue, compared to $112 million, or 7.6 percent in the same period a year ago.

Non-GAAP operating income in the first quarter was $69 million, or 4.2 percent of revenue, compared to $49 million, or 3.3 percent in the first quarter fiscal 2010.

Non-GAAP net income in the first quarter was $37 million, a diluted earnings per share of $0.45, compared $18 million, a diluted earnings per share of $0.23 for the same period of fiscal 2010.

	Three Month Periods
(In millions, except per share and margin data)	Q1:2011	Q4:2010	Q1:2010

GAAP(2):
Revenue	$1,662	$1,688	$1,478
Net income	$28	$31	$59
Diluted earnings per share	$0.34	$0.38	$0.74

Non-GAAP(1):
Revenue	$1,662	$1,687	$1,478
Gross profit	$129	$132	$112
Gross margin	7.8%	7.8%	7.6%
Operating income	$69	$69	$49
Operating margin	4.2%	4.1%	3.3%
Net income	$37	$38	$18
Diluted earnings per share	$0.45	$0.46	$0.23

Balance Sheet Results

As of January 1, 2011, cash and cash equivalents amounted to $549 million.  Cash cycle days were 52 days and inventory turns were 7.3x for the quarter.

“Demand for the first quarter was in line with expectations and our second quarter outlook supports our view of a flat first half of fiscal 2011.  We remain encouraged by our customers’ forecasts, increased market demand and new program ramps that will drive revenue growth in the second half of the fiscal year and should allow us to achieve our operating margin and EPS goals for 2011,” stated Jure Sola, Sanmina-SCI’s Chairman and Chief Executive Officer.

Second Quarter Fiscal 2011 Outlook

The following forecast is for the second fiscal quarter ending March 2, 2011.  These statements are forward-looking and actual results may differ materially.

•          Revenue between $1.62 billion to $1.67 billion

•          Non-GAAP diluted earnings per share between $0.40 to $0.43

(1)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures:  revenue, gross profit, gross margin, operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges for customer bankruptcy reorganizations, litigation settlements and discrete tax events), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina-sci.com.  Sanmina-SCI provides second quarter outlook information only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring, impairment and other unusual and infrequent items.

(2)GAAP net income in the first quarter of fiscal 2010 included a one-time benefit of $36 million, or $0.44 diluted earnings per share related to a litigation settlement.

Company Conference Call Information

Sanmina-SCI will hold a conference call regarding this announcement on Monday, January 24, 2011 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.  A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 37310920.

About Sanmina-SCI

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions and delivers superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, clean-tech and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. More information regarding the company is available at http://www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for future revenue, operating margin and earnings per share, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including a deterioration in the markets for the Company’s customers’ products and a resulting decrease in the Company’s customers’ ability to pay for the Company’s products and which therefore could reduce the Company’s revenue; customer bankruptcy filings, which could cause the Company to record charges to its earnings; the sufficiency of the Company’s cash position and other sources of liquidity to operate and expand its business; impact of the restrictions contained in the Company’s credit agreements and indentures upon the Company’s ability to operate and expand its business; competition negatively impacting the Company’s revenues and margins; any failure of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; the need to adopt future restructuring plans as a result of changes in the Company’s business, which would increase the Company’s costs and decrease its net income; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina-SCI Contact

Paige Bombino

Director, Investor Relations

408-964-3610

SANMF

Sanmina-SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	January 1,	October 2,
	2011	2010
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$548,519	$592,812
Accounts receivable, net	1,002,839	1,018,612
Inventories	832,710	844,347
Prepaid expenses and other current assets	87,005	81,191
Assets held for sale	49,689	53,047
Total current assets	2,520,762	2,590,009

Property, plant and equipment, net	573,932	570,258
Other non-current assets	138,414	141,529
Total assets	$3,233,108	$3,301,796

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$839,253	$923,038
Accrued liabilities	148,228	140,371
Accrued payroll and related benefits	108,798	122,934
Short-term debt	53,400	65,000
Total current liabilities	1,149,679	1,251,343

Long-term liabilities:
Long-term debt	1,240,329	1,240,666
Other	143,098	148,186
Total long-term liabilities	1,383,427	1,388,852

Total stockholders’ equity	700,002	661,601
Total liabilities and stockholders’ equity	$3,233,108	$3,301,796

Sanmina-SCI Corporation

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended
	January 1,	January 2,
	2011	2010
Net sales	$1,662,451	$1,478,302
Cost of sales	1,534,404	1,368,615
Gross profit	128,047	109,687

Operating expenses:
Selling, general and administrative	58,471	62,415
Research and development	4,166	3,098
Amortization of intangible assets	958	1,178
Restructuring and integration costs	5,039	3,338
Asset impairment	85	—
Gain on sales of long-lived assets	(1,627)	—
Total operating expenses	67,092	70,029

Operating income	60,955	39,658

Interest income	572	381
Interest expense	(26,661)	(26,777)
Other income, net	1,217	39,655
Interest and other, net	(24,872)	13,259

Income before income taxes	36,083	52,917
Provision for (benefit from) income taxes	7,724	(6,465)
Net income	$28,359	$59,382

Basic income per share	$0.36	$0.76
Diluted income per share	$0.34	$0.74

Weighted-average shares used in computing per share amounts:
Basic	79,846	78,615
Diluted	82,825	80,575

Sanmina-SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	January 1,	October 2,	January 2,
	2011	2010	2010

GAAP Revenue	$1,662,451	$1,687,768	$1,478,302
Adjustments
Customer bankruptcy reorganization (1)	—	(570)	—
Non-GAAP Revenue	$1,662,451	$1,687,198	$1,478,302

GAAP Gross Profit	$128,047	$131,711	$109,687
GAAP gross margin	7.7%	7.8%	7.4%
Adjustments
Stock compensation expense (2)	1,039	859	2,066
Amortization of intangible assets	157	209	—
Customer bankruptcy reorganization (1)	—	(570)	—
Non-GAAP Gross Profit	$129,243	$132,209	$111,753
Non-GAAP gross margin	7.8%	7.8%	7.6%

GAAP operating income	$60,955	$58,163	$39,658
GAAP operating margin	3.7%	3.4%	2.7%
Adjustments
Stock compensation expense (2)	3,687	2,796	4,652
Amortization of intangible assets	1,115	601	1,178
Customer bankruptcy reorganization (1)	—	(1,178)	—
Restructuring, acquisition and integration costs	5,039	8,516	3,338
Gain on sales of long-lived assets	(1,627)	(28)	—
Asset impairment	85	—	—
Non-GAAP operating income	$69,254	$68,870	$48,826
Non-GAAP operating margin	4.2%	4.1%	3.3%

GAAP net income	$28,359	$31,399	$59,382

Adjustments:
Operating income adjustments (see above)	8,299	10,707	9,168
Acquisition and integration costs	—	(541)	—
Gain on sale of business	—	—	(3,710)
(Gain) / loss on repurchase of debt (3)	—	—	828
Gain from litigation settlement (4)	—	—	(35,556)
Nonrecurring tax items	623	(3,760)	(11,644)
Non-GAAP net income	$37,281	$37,805	$18,468

Non-GAAP Basic Income Per Share:	$0.47	$0.47	$0.23

Non-GAAP Diluted Income Per Share:	$0.45	$0.46	$0.23

Weighted-average shares used in computing Non-GAAP per share amounts:
Basic	79,846	79,683	78,615
Diluted	82,825	82,734	80,575

(1) Relates to revenue reversal and inventory and bad debt reserves associated with customer bankruptcy reorganization announcements.

(2) Stock compensation expense was as follows:

	Three Months Ended
	January 1,	October 2,	January 2,
	2011	2010	2010

Cost of sales	$1,039	$859	$2,066
Selling, general and administrative	2,605	1,899	2,487
Research and development	43	38	99
Stock compensation expense - total company	$3,687	$2,796	$4,652

(3) Represents gain or loss, including write-off of unamortized debt issuance costs, on debt redeemed or repurchased prior to maturity.

(4) Represents cash received in connection with a litigation settlement.

Schedule I

The tables contained above include non-GAAP measures of revenue, gross profit, gross margin, operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, including customer bankruptcy impacts, to the extent material or which we consider to be of a non-operational nature in the applicable period.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity or availability under its credit facilities. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges for customer bankruptcy reorganizations, litigation settlements, gains and losses on sales of assets and discrete tax events), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict and generally not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.